Exhibit 10.2

FIRST Amendment

to

Loan and security agreement

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 14th day of June, 2023 by and between Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)) (“Bank”) and CANDEL THERAPEUTICS, INC., a Delaware corporation (“Borrower”), whose address is 117 Kendrick St, Suite 450, Needham, MA 02494.

Recitals

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of February 24, 2022 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.
Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.
Amendments to Loan Agreement.

2.1
Section 5.7 (Accounts). Section 5.7 is amended in its entirety and replaced with the following:

“ 5.7 (Accounts).

(a) Commencing as of the First Amendment Effective Date, maintain Borrower’s, any of its Subsidiaries’ (excluding Securities Corp.), and any Guarantor’s primary operating accounts, depository accounts and excess cash with Bank; provided that, accounts in the name of Borrower with Bank shall represent at least 50% of the Dollar value of all of Borrower’s, its Subsidiaries’ (excluding Securities Corp.) and Guarantor’s accounts, wherever located. In addition to the foregoing, Borrower shall at all times have on deposit in operating and depository accounts maintained in the name of Borrower with Bank, unrestricted and unencumbered cash in an amount equal to the lesser of (i) one hundred percent (100.0%) of the Dollar value of Borrower’s consolidated cash, including any Subsidiaries’, and Guarantor’s cash, in the aggregate, wherever located, and (ii) one hundred ten percent (110.0%) of the then-outstanding Obligations of Borrower to Bank. So long as, in each case, Borrower is in compliance with the terms set forth in this Section 5.7(a) hereof, Borrower shall be permitted to maintain accounts with other banks or financial institutions (other than Bank) (the “Permitted Accounts”); provided that such Permitted Accounts shall be subject to a Control Agreement in favor of Bank pursuant to the terms of Section 5.7(c) and 5.13 hereof.

(b) [Reserved].

(c) In addition to and without limiting the restrictions in (a), Borrower shall provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, within 60 days of the opening of such Collateral Account, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such (the “Excluded Accounts”).”

2.2
Section 12.2 (Definitions). Clauses (i) and (j) of the definition of Permitted Indebtedness are amended in their entirety and replaced with the following:

“ (l) Indebtedness incurred in connection with Borrower’s business credit cards with financial institutions other than Bank in an aggregate amount not to exceed $300,000.00 at any time (for all such business credit cards measured together) (collectively, the “Permitted Credit Cards”); and

(m) Indebtedness consisting of Borrower’s letter of credit obligations owing to financial institutions other than Bank in an aggregate amount not to exceed $500,000.00 at any time (for all such letters of credit measured together) (the “Permitted Letter of Credit”).”

2.3
Section 12.2 (Definitions). The definition of Permitted Liens is amended by (i) deleting the word “and” appearing at the end of clause (l) thereof, (ii) deleting the entirety of clause (m) thereof, and (iii) inserting the following new clauses (m) and (n) thereof to appear immediately following clause (l) thereof:

“ (m) the Lien on the collateral account securing the obligations with respect to the Permitted Letter of Credit in an aggregate amount not to exceed $500,000.00 at any time; and

(n) the Lien on the collateral account securing the obligations with respect to the Permitted Credit Cards in an aggregate amount not to exceed $300,000.00 at any time.”

2.4
Section 13.1 (Definitions). The following new defined terms and their respective definitions are hereby inserted alphabetically in Section 13.1:

“ “First Amendment Effective Date” is June 14, 2023.”

“ “Permitted Accounts” is defined in Section 5.7(a).”

“ “Threshold Amount” is defined in Section 5.7(a).”

2.5
Exhibit A (Compliance Statement). The Compliance Statement is amended in its entirety and replaced with the Compliance Statement in the form of Schedule 1 attached hereto.
3.
Limitation of Amendments.
3.1
The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.
Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default (other than the Stated Default) has occurred and is continuing;
4.2
Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3
The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application relating to or affecting creditors’ rights and by general equitable principles.
5.
[INTENTIONALLY OMITTED.]
6.
[INTENTIONALLY OMITTED.]
7.
[INTENTIONALLY OMITTED.]
8.
Fees and Expenses. Borrower shall reimburse Bank for all unreimbursed Bank Expenses, including without limitation, all legal fees and expenses incurred in connection with this Amendment.
9.
Governing Law. This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflicts of laws principles.
10.
Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

11.
Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Each party hereto may execute this Amendment by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof.
12.
Effectiveness. This Amendment shall be deemed effective as of the due execution and delivery to Bank of this Amendment by each party hereto.

[Signature page follows]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER

FIRST-CITIZENS BANK & TRUST COMPANY (SUCCESSOR BY PURCHASE TO THE FEDERAL DEPOSIT INSURANCE CORPORATION AS RECEIVER FOR SILICON VALLEY BRIDGE BANK, N.A. (AS SUCCESSOR TO SILICON VALLEY BANK))

By: /s/ Jameson Whitely

Name: James Whitely

Title: Vice President

CANDEL THERAPEUTICS, INC. By: /s/ Jason A. Amello Name: Jason A. Amello Title: Chief Financial Officer, Treasurer and Secretary

Schedule 1

EXHIBIT A

COMPLIANCE STATEMENT

TO: SILICON VALLEY BANK, a division of First-Citizens Bank & Trust Company Date:

FROM: CANDEL THERAPEUTICS, INC.

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, modified, supplemented and/or restated from time to time, the “Agreement”), Borrower is in compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Statement	Monthly within 30 days (except for the months ending March 31, June 30, September 30, and December 31)	Yes No
10-Q Report	Within 45 days of Q1, Q2, and Q3	Yes No
Quarterly Compliance Statement	Quarterly within 45 days	Yes No
10-K Report and Annual financial statements (CPA Audited)	FYE within 90 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Board approved projections	FYE within 60 days and as amended/updated	Yes No

Complies
Accounts

Commencing as of the First Amendment Effective Date, maintain

Borrower’s, any of its Subsidiaries’ (excluding Securities Corp.), and any Guarantor’s primary operating accounts, depository accounts and excess cash with Bank; provided that, accounts in the name of Borrower with Bank shall represent at least 50% of the Dollar value of all of Borrower’s, its

Subsidiaries’ (excluding Securities Corp.) and Guarantor’s accounts,

wherever located. In addition to the foregoing, Borrower shall at all times have on deposit in operating and depository accounts maintained in the

Yes No

name of Borrower with Bank, unrestricted and unencumbered cash in an amount equal to the lesser of (i) one hundred percent (100.0%) of the Dollar value of Borrower’s consolidated cash, including any Subsidiaries’, and

Guarantor’s cash, in the aggregate, wherever located, and (ii) one hundred ten percent (110.0%) of the then-outstanding Obligations of Borrower to Bank. So long as, in each case, Borrower is in compliance with the terms set forth in this

Section 5.7(a) hereof, Borrower shall be permitted to maintain accounts with other banks or financial institutions (other than Bank) (the “Permitted

Accounts”); provided that such Permitted Accounts shall be subject to a

Control Agreement in favor of Bank pursuant to the terms of Section 5.7(c) and

5.13 of this Agreement.

The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

_______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________